SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 18, 1998
                                                        ------------------

                         STANDARD AUTOMOTIVE CORPORATION
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       001-13657                 59-2018007
         --------                       ---------                 ----------
(State or Other Jurisdiction           (Commission              (IRS Employer
       of Incorporation                File Number)          Identification No.)

321 Valley Road, Hillsborough, New Jersey                         08876-4056
-----------------------------------------                         ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, (908) 369-5544
                               --------------

Item 2. Acquisition or Disposition of Assets.

      On September 18, 1998, pursuant to the terms of an Amended and Restated Stock Purchase Agreement and Agreement and Plan of Merger (the "Agreement") dated as of January 30, 1998, Standard Automotive Corporation (the "Company") completed the acquisition of the outstanding capital stock of CPS Trailer Co., Inc. and its affiliate CPS Enterprises, Inc. (collectively "CPS"). The aggregate consideration to be paid by the Company consists of (i) $7,410,000 (which was paid at the closing), plus five-sixths (5/6) of the adjusted net income (as defined in the Agreement) of CPS during the period beginning January 1, 1998 and ending September 17, 1998, less any dividends paid during such period; (ii) 125,000 shares of the Common Stock of the Company and (iii) an earnout of up to $1,000,000 contingent on the performance of CPS during the four year period ending December 31, 2001.

      In connection with the Acquisition the amount available under the Company's credit facility with PNC Bank was increased from $32,000,000 to $40,000,000. The terms of the Company's credit facility with CPS are described in the Company's Report on Form 8-K dated July 21, 1998.

      In connection with the acquisition of CPS the Company incurred an aggregate of approximately $370,000 in investment banking and finders fees, and legal and accounting expenses.

      CPS is engaged in the design, manufacture and sale of dump truck trailers, specializing in trailers for hauling bulk commodities such as gravel, grain and corn, and for construction and waste hauling applications. In the eight months ended August 31, 1998, CPS had sales of approximately $11.1 million.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

      The financial statements required to be filed with this Report were not available at the time of this filing. Such financial statements will be filed as an amendment to this Form 8-K not later than 75 days after the date of the acquisition.

(b) Pro Forma Financial Information.

      The pro forma financial information required to be filed with this Report was not available at the time of this filing. Such pro forma financial information will be filed as an amendment to this Form 8-K not later than 75 days after the date of the acquisition.

(c) Exhibits.

      23.1 Amended and Restated Stock Purchase Agreement and Agreement And Plan of Merger among Barclay Investments, Inc., CPS Trailer Co., Inc., CPS Enterprises, Inc. and the shareholder of CPS.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STANDARD AUTOMOTIVE CORPORATION
                                       (Registrant)


Date: October 5, 1998                  By: /s/ Roy Ceccato
                                           ---------------------------
                                           Roy Ceccato
                                           Principal Accounting Officer